   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1998

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for use of the Commission
[ ]  Definitive Proxy Statement     Only (as permitted by Rule 14A-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 248.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

On February 20, 1998, Barnett Bank N.A., the trustee under the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan Trust (the "LESOP Trust"), and U.S. Trust Company of California, the investment manager of the LESOP Trust, sent the following letter to the participants in the LESOP concerning the voting of shares of Common Stock allocated to the accounts of LESOP participants at the special meeting of the common shareholders of the Company to be held on March 6, 1998.

                                                               February 20, 1998

Dear LESOP Participants:

     Barnett Bank, N.A., the Trustee of the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan (the LESOP Trust), is providing you with the enclosed materials concerning a special meeting of the common shareholders of American Bankers Insurance Group, Inc. (ABIG) to be held on March 6, 1998 (the Shareholders Meeting). As participants in the LESOP Trust, you have the right to instruct U.S. Trust Company of California, N.A., the Investment Manager of the LESOP Trust (Investment Manager), as to how the shares allocated to your account in the LESOP Trust will be voted on the issues that will be decided at the Shareholders Meeting. See the "The LESOP's Participant Voting Instruction Provision" section below for additional details. Enclosed is a copy of the Proxy Statement/Prospectus dated January 20, 1998. This enclosure is the shareholder proxy material you were previously provided and is intended to help you make a decision as to the instructions you wish to give.

                             SUMMARY OF THE ISSUES

     Shareholders of ABIG will vote on a proposed merger (the AIG Merger) of ABIG into a subsidiary of American International Group, Inc. (AIG). A complete description of this proposed AIG Merger is set forth in the enclosed Proxy Statement/Prospectus.

     On January 27, 1998, Cendant Corporation (Cendant) announced an unsolicited tender offer for shares of ABIG common stock. The Cendant offer is in the form of a tender offer, not in the form of a merger proposal. Consequently, under the LESOP Trust's governing documents, participants do not have a right to act on the Cendant offer. The Investment Manager will decide, in its sole discretion, whether to tender the shares held by the LESOP Trust pursuant to the Cendant offer. However, the terms of the Cendant offer may have a bearing on your decision as to how to instruct the Investment Manager to vote the shares allocated to your account on the AIG Merger. The Cendant offer is described in
Item 2 on Page 2 of the Schedule 14D-9 of ABIG, a copy of which is enclosed.

     Under the currently effective terms of the LESOP Trust, the Investment Manager generally has the sole discretion to determine the disposition, in connection with the AIG Merger, of ABIG common stock held by the LESOP. Therefore, in the event the AIG Merger is consummated, the Investment Manager will determine whether the LESOP Trust will elect to receive cash or AIG stock as consideration for the AIG Merger. Participants will not be able to make this determination on an individual basis.

     The LESOP Trustee and the Investment Manager make no recommendation to LESOP Trust participants as to what instructions they should deliver with respect to the shareholder vote on the proposed Merger.

                               VOTING PROCEDURES

     A "Voting Instruction Card" and a return envelope (with postage pre-paid) for your Voting Instruction Card is enclosed.

     After you have read this letter and the enclosed materials, please do the following:

          (i) Mark, date and sign your Voting Instruction Card. Please be sure to sign your name exactly as it appears on the Voting Instruction Card. The number of shares of stock allocated to your account under the LESOP Trust is shown under your address and social security number on the Voting Instruction Card.

          (ii) Mail the Voting Instruction Card in the enclosed pre-addressed stamped envelope so that it will be received by the Investment Manager's agent no later than 5:00 pm on March 4, 1998. If you misplace the enclosed envelope, or if you wish to send your Voting Instruction Card by overnight mail (at your own expense), you should send it to:

              Investment Manager of the American Bankers Insurance Group Leveraged Employee Stock Ownership Plan
              c/o Chase Mellon Shareholder Services
              600 Willow Tree Road
              Leonia, NJ 07605

     You may also fax your Voting Instruction Card to Chase Mellon at 201-296-4142.

     The Voting Instruction Card is the only document that you are required to complete and deliver in order to instruct the Investment Manager how to vote the shares of stock allocated to your LESOP Trust account.

              THE LESOP'S PARTICIPANT VOTING INSTRUCTION PROVISION

     The LESOP Trust's governing document provides that its participants are entitled to instruct the Investment Manager as to the voting of the shares allocated to their LESOP Trust accounts as to the AIG Merger. The LESOP Trust also provides that the Investment Manager will vote both the shares that are unallocated and those allocated shares for which it fails to receive participant voting instructions in its own discretion.

     You should understand that the actions of the Investment Manager with respect to voting the stock held in the LESOP Trust are governed by the fiduciary duties and requirements of the Employee Retirement Income Security Act of 1974 as amended (ERISA). Although the law is not entirely clear on how the ERISA fiduciary duties apply with respect to the voting of employer securities, the United States Department of Labor (the DOL) has informally stated certain standards that it believes a fiduciary should follow. Based on the DOL's standards, and on the advice of its legal counsel, the Investment Manager will vote the allocated shares of stock held in the LESOP Trust in accordance with the instructions received from its participants, if among other things, the Investment Manager is reasonably assured that all of the following conditions are met:

          A. That the participants have been provided with sufficient information to enable them to make an informed decision in instructing the Investment Manager how to vote their allocated shares.

          You have already received and are receiving today a description of the pertinent information regarding the issues to be voted on at the Shareholders Meeting. The Investment Manager has reviewed the material and has had no objection to its content. You have already received additional information prepared by Cendant and ABIG, which may have a bearing on your vote. If additional facts arise that the Investment Manager believes you should know about, the Investment Manager will make them available to you. However, it is possible that such additional facts might arise too late to make them available to all participants prior to the Shareholders Meeting.

          B. That the participants have acted independently and without coercion in instructing the Investment Manager how to vote their allocated shares.

          As of the date of this letter, the Investment Manager is not aware of any reason why the participants would not be acting independently in completing their Voting Instruction Cards, or would be subject to coercion by any individual or ABIG. ABIG is aware that the participants should be free from coercion in completing their Voting Instruction Cards. If you are subjected to any coercion by any person, please contact the Investment Manager at 1-800-362-7514.

          C. That the individual participants' voting instructions are kept confidential.

          The Voting Instruction Cards will be tabulated by an agent of the Investment Manager and each participant's vote will be kept confidential by the Investment Manager and Trustee. ABIG will not have access to individual Voting Instruction Cards even after the matters to be voted on at the Shareholders Meeting have been decided.

          D. That the voting instruction provisions of the LESOP Trust are consistent with ERISA. That is, the Investment Manager must follow the voting instruction provisions, unless it concludes that to do so would be imprudent or contrary to the best interests of the participants.

          If participants instruct the Investment Manager to vote their shares in a certain manner, and the Investment Manager determines that doing so would be imprudent or otherwise not for the exclusive purpose of providing benefits to the participants, then the Investment Manager can and must disregard the instructions of the participants, and vote the shares in the manner it believes is required under ERISA. The Investment Manager has not yet determined that any vote on the issues to be presented at the Shareholders Meeting is such that disregarding participant instructions would be necessary. It is possible that the Investment Manager may make such a determination prior to the Shareholders Meeting, and it will make its final determination in this regard immediately prior to the Shareholders Meeting. One example of a circumstance under which the Investment Manager might determine to disregard the participants' instructions would be if new information becomes available prior to the Shareholders Meeting, which it is not possible to communicate to the participants in a timely manner.

               CHANGING OR REVOKING YOUR VOTING INSTRUCTION CARD

     If you decide to change your voting instructions to the Investment Manager after you have submitted your Voting Instruction Card, you must obtain a new form from the Investment Manager by contacting the Investment Manager as described in the paragraph below titled "How to Contact the Investment Manager." By properly completing and timely returning a new Voting Instruction Card, your previously submitted Voting Instruction Card will be automatically revoked.

     Your may also revoke your Voting Instruction Card by notifying the Investment Manager in writing of your decision to revoke, but if you do not timely submit a new valid Voting Instruction Card, your allocated shares covered by the revoked Voting Instruction Card will be treated as if no Voting Instruction Card was received from you. After 5:00 pm on March 4, 1998, no Voting Instruction Card will be accepted and no Voting Instruction Card may be changed or revoked. Therefore, it is important that you complete and return your Voting Instruction Card in time for it to reach the Investment Manager by 5:00 pm on March 4, 1998.

                     HOW TO CONTACT THE INVESTMENT MANAGER

     If you have any questions or comments concerning the procedure for completing and/or returning your Voting Instruction Card, please contact U.S. Trust Company of California at 1-800-362-7514, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

                                          Sincerely,

                                          Barnett Bank, N.A. as Trustee of the
                                          American
                                          Bankers Insurance Group Leveraged
                                          Employee Stock Ownership Plan

                                          U.S. Trust Company of California, N.A.
                                          as Investment Manager of the
                                          American Bankers Insurance Group
                                          Leveraged Employee Stock
                                          Ownership Plan

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

                   VOTING INSTRUCTIONS TO INVESTMENT MANAGER

     The undersigned participant in the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan (the "Plan") hereby instructs U.S. Trust Company of California, N.A. ("U.S. Trust"), as Investment Manager of the Plan, to direct the Plan Trustee to vote, as designated on the reverse side, all shares of the common stock, par value $1.00 per share ("Common Stock"), of American Bankers Insurance Group, Inc. at the Special Meeting of Shareholders to be held on March 6, 1998, and at any and all adjournments or postponements thereof.

     THIS INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY U.S. TRUST'S AGENT BY 5:00 P.M. EASTERN TIME ON MARCH 4, 1998. IF THIS INSTRUCTION CARD IS PROPERLY SIGNED, DATED AND TIMELY RECEIVED, BUT NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

     IF THIS INSTRUCTION CARD IS NOT TIMELY RECEIVED BY U.S. TRUST'S AGENT, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS INSTRUCTION CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                            - FOLD AND DETACH HERE -

                                                             Please mark
                                                             your vote as    [X]
                                                             indicated in
                                                             the example


      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

Approval and adoption of the Agreement and Plan of Merger by and among American Bankers Insurance Group, Inc., American International Group, Inc. and AIGF, Inc., and the merger contemplated thereby, as described in the accompanying Proxy Statement/Prospectus.

                    FOR          AGAINST          ABSTAIN



                            Dated: ___________________________________, 1998

                            ________________________________________________
                            Signature(s)

                            ________________________________________________
                            Signature(s)

                            Please date this Instruction Card and sign it exactly as your name or name(s) appears to the left.



                            - FOLD AND DETACH HERE -